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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 1997


                              CONCENTRA CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                                  0-25498                                04-2827026
(State or other jurisdiction               (Commission file number)                     (I.R.S. employer
      of incorporation)                                                              identification number)

                                 21 North Avenue
                            Burlington, MA 01803-3301

                    (Address of principal executive offices)

                                 (617) 229-4600
                         (Registrant's telephone number)









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Item 5.  Other Events.

         On December 3, 1997, Concentra Corporation (the "Company") completed a private placement of 470,589 shares of its common stock, $.00001 par value per share ("Common Stock"), at a purchase price of $4.25 per share, providing gross proceeds of $2 million in a transaction led by Special Situations Fund. After this transaction, the funds managed by Special Situations Fund hold approximately fifteen percent (15%) of the Company's outstanding Common Stock. The Company intends to use the net proceeds of this financing for working capital purposes and general corporate purposes. This financing increases the number of outstanding shares of the Company's Common Stock to 6,058,170. A copy of the Stock Purchase Agreement, pursuant to which this financing was transacted, is attached hereto as Exhibit 4.08.

Item 7.  Exhibits.

        +4.08 Stock Purchase Agreement dated as of December 3, 1997 by and between Concentra Corporation and the Purchasers named on the signature page thereto.

        --------------------

            +Filed herewith.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             CONCENTRA CORPORATION



Date: December 5, 1997                       By: /s/ Alex N. Braverman
                                                 -------------------------------
                                                 Name: Alex N. Braverman
                                                 Title: Chief Financial Officer






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                                  EXHIBIT INDEX

                     Pursuant to Item 601 of Regulation S-K



   EXHIBIT                    TITLE                              PAGE NUMBER IN
   NUMBER                                                         SEQUENTIALLY
                                                                 NUMBERED REPORT

    4.08    Stock Purchase Agreement dated as of December 3,            5
            1997 by and between Concentra Corporation and the Purchasers named on the signature page thereto.






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